REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated July 22, 1999, between AMPEX CORPORATION, a Delaware corporation ("Ampex"), and INFORMATION SUPER STATION, L.L.C., a District of Columbia limited liability company ("ISS").

          WHEREAS, the parties have entered into that certain Stock Purchase Agreement, dated July 7, 1999 (the "Purchase Agreement"), among Ampex, ISS, Executive Branch Webcasting Corporation, a Delaware corporation ("EBWC"), and Dennis J. Dunbar, pursuant to which Ampex is purchasing from EBWC shares of common stock of EBWC in exchange for, among other consideration, $1,200,000, of which Ampex has elected, pursuant to Section 1.1 of the Purchase Agreement, to pay $600,000 in 153,846 shares (the "Ampex Stock") of Class A Common Stock, par value $.01 per share, of Ampex ("Class A Stock");

          WHEREAS, pursuant to the Purchase Agreement, ISS has agreed to contribute to EBWC certain intellectual property rights in exchange for, among other consideration, (i) $1,000,000, including all the Ampex Stock, if any, from EBWC, and (ii) the Warrant (as defined in the Purchase Agreement) from Ampex;

          WHEREAS, pursuant to Section 2.2(b) of the Purchase Agreement, at EBWC's direction, Ampex has agreed to issue and deliver the Ampex Stock to ISS;

          WHEREAS, the parties have entered into this Agreement pursuant to Sections 5.6 and 6.5 of the Purchase Agreement in order to provide for the registration of the Ampex Stock and the shares of Class A Stock issuable upon exercise of the Warrant (the "Warrant Shares," and, together with the Ampex Stock, the "Registrable Securities") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

          In consideration of the execution of the Purchase Agreement and the agreements and covenants contained herein, Ampex agrees with ISS, for the benefit of the holders of the Registrable Securities (including ISS, herein the "Holders") as follows:

          1. Registration Rights. Subject to the restrictions on resale of the Registrable Securities contained in Section 6 hereof, Ampex agrees to (a) prepare and file with the Commission as soon as possible and in no event later than 30 days from the date hereof one (1) shelf registration statement on Form S-3 (the "Registration Statement") and use its best efforts to cause the Registration Statement to become effective within 60 days of the date hereof in order that the Holders may sell or distribute the Registrable Securities; (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and supplements to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of 24 months following the date on which the Registration Statement is declared effective by the Commission (the "Minimum Effective

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Period"),  subject to Section 4(b)(ii) hereof, and to comply with the provisions of the Securities Act and the rules thereunder with respect to the offer or distribution of the Registrable Securities covered by the Registration Statement during the period permitted for sale or distribution of such Registrable Securities; and (c) comply with the rules of any exchange on which the
Registrable Securities are listed. Notwithstanding the foregoing, Ampex's obligation to maintain the Registration Statement in effect shall expire on the earlier of the date all the Registrable Securities have been sold by the Holders or the date the Registrable Securities become eligible for resale without registration pursuant to Rule 144 of the rules and regulations promulgated under the Securities Act by the Commission ("Rule 144"). In addition, Ampex's obligation to maintain the Registration Statement in effect may be suspended for a period of up to 120 days in any 12 month period if the negotiation or consummation of a material transaction is pending or an event has occurred, including, without limitation, any acquisition or divestiture of assets or a business, which negotiation, transaction or event would require additional disclosure by Ampex in the Registration Statement of previously non-public material information which Ampex in its good faith judgment has a bona fide business purpose for keeping confidential, and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements, provided that, within such 120 day period Ampex complies with the requirements of Section 4(b) hereof. In the event that any Registrable Securities included in the Registration Statement subject to, or required by, this Agreement remain unsold at the end of the Minimum Effective Period, Ampex may file a post-effective amendment to the Registration
Statement  for  the  purpose  of  removing  such  Registrable   Securities  from
registered status.

          2. Expenses. Ampex will bear all expenses in connection with the Registration Statement, other than (i) transfer taxes, and (ii) expenses of the Holders, including attorneys' fees.

          3. Assurances.

               (a) Ampex will notify the Holders promptly, (i) when the Registration Statement has been declared effective and when any post-effective amendment thereto is declared effective, (ii) of any request by the Commission for amendments to the Registration Statement or supplements to the related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Ampex of any notification with respect to the suspension of the qualification of any of the registered Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for that purpose, and (v) of the happening of any event during the period mentioned in Section 3(d) hereof the result of which the Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of the prospectus) not misleading. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statements, Ampex will make every reasonable effort to obtain the withdrawal of such order as soon as practicable.

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               (b) Ampex will  furnish to the Holders  without  charge,  one (1)
signed  copy of the  Registration  Statement  and any  post-effective  amendment
thereto,   including  financial   statements  and  schedules  and  all  exhibits
(including those incorporated therein by reference to the extent not previously furnished to the Holders), and such numbers of copies of the prospectus, including each preliminary prospectus and any amendments or supplements thereto, as any Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

               (c) Ampex shall make  available for inspection by the Holders and the representatives of such Holders (but not more than one firm of counsel to the Holders), all financial and other information as shall be reasonably requested by them, and provide the Holders and the representatives of such Holders the opportunity to discuss the business affairs of Ampex with its principal executives and independent public accountants who have certified the audited financial statements included in the Registration Statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act, provided, however, that information that Ampex determines, in good faith, to be confidential and which Ampex advises such person is confidential shall not be disclosed unless such person signs a confidentiality agreement reasonably satisfactory to Ampex or the related Holder agrees to be responsible for such person's breach of confidentiality on terms reasonably satisfactory to Ampex.

               (d) Ampex consents, in connection with the offering and sale of any Registrable Securities covered by any prospectus or any amendment or supplement thereto and for any such period of time thereafter as such prospectus is required by law to be delivered in connection therewith, to the use of such prospectus or such amendment or supplement thereto by the Holders. If during such period of time any event shall occur which should be set forth in any prospectus in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it is necessary to supplement or amend any prospectus to comply with law, Ampex will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the selling Holders, without charge, such number of copies thereof as they may reasonably request.

               (e) Prior to any public offering or distribution of any Registrable Securities pursuant to this Agreement, Ampex will cooperate with the Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders may reasonably request in writing, provided that in no event shall Ampex be obligated to qualify to do business in any jurisdiction where it is not now so qualified, subject itself to taxation in any such jurisdiction or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. Ampex will pay all fees and expenses (including counsel fees and expenses) relating to the qualification of the Registrable Securities under such securities or Blue Sky laws.

               (f) Ampex will make generally available to its security holders a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the

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Securities Act and Rule 158 of the rules and regulations  promulgated thereunder by the Commission for the first 12 month period after the Registration Statement is declared effective as soon as it is reasonably practicable after the end of such period.

               (g) It shall be a condition precedent to the obligations of Ampex to take action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to Ampex such information regarding such Holder, the number of the Registrable Securities owned by it, and to cooperate with Ampex in preparing the Registration Statement.

               (h) The Holders agree that all information furnished to Ampex for inclusion in any of the foregoing will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          4. Representations and Warranties.

               (a) Ampex represents and warrants to the Holders that the preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the of the rules and regulations promulgated under the Securities Act by the Commission ("Rule 424"), will comply when so filed in all material respects with the Securities Act, and when the Registration Statement becomes effective and at all times subsequent thereto, the Registration Statement and the prospectus, and any supplements or amendments thereto, will fully comply with the provisions of the Securities Act and the rules of any exchange on which the Registrable Securities are listed, and the Registration Statement and the prospectus at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in any registration statement or any prospectus or any preliminary prospectus made in reliance upon information furnished to Ampex in writing by the Holders expressly for use therein.

               (b) Each Holder represents and warrants to Ampex that:

                    (i) it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemented or amended prospectus contemplated by Section 1(b) hereof and receives notice that any post-effective amendment (if required) has become effective; and

                    (ii) upon receipt of any notice from Ampex of the happening of any event of the kind described in the second to last sentence of Section 1 hereof, or Section 3(a)(ii), 3(a)(iii), 3(a)(iv), or 3(a)(v) hereof, the Holders will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or prospectus until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Sections 1(b)

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and  3(a)(i)  hereof,  or until  advised in writing by Ampex that the use of the applicable prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by Ampex, the Holders will deliver to Ampex all copies, other than permanent file copies then in the Holders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Any such period during which the Holders are required to discontinue disposition of the Registrable Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that Ampex gives notice that the Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of the Registrable Securities and shall end on the date when each Holder of the Registrable Securities covered by the Registration Statement either receives the copies of the supplemented or amended prospectus contemplated hereby may be resumed. If one or more Suspension Periods occur, the Minimum Effective Period referred to in Section 1 shall be extended by the number of days included in each such Suspension Period.

          5. Indemnification.

               (a) In the event of any registration of the Registrable Securities under the Securities Act pursuant to this Agreement, Ampex shall indemnify and hold harmless the Holders, each of their directors and officers, and each other person, if any, who controls any Holder (collectively, the "Indemnified Persons"), against any losses, claims, damages, liabilities or expenses, joint or several, to which any Indemnified Person may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state laws, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon any of the following statements or omissions (collectively, a "Violation"), (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse such Indemnified Person, as incurred, for any legal or other expenses, reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any loss, claim, damage, liability or expense, if such settlement is effected without the prior written consent of Ampex; provided that Ampex need not indemnify any such person for any such loss, claim, damage, liability or expense which arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to Ampex by such person or its affiliates or representatives expressly for use in the preparation thereof.

               (b) The indemnity provisions in Section 5(a) above are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus or prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement

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becomes effective or any amended  prospectus filed with the Commission  pursuant to Rule 424(b) or 424(c) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of the Holders, if Ampex has previously delivered copies of such Final Prospectus to the Holders and if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, claim, damage, liability or expense at or prior to the time such action is required by the Securities Act.

               (c) In the event of any registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Holders shall furnish to Ampex in writing such information as Ampex shall reasonably request for use in connection with the Registration Statement or prospectus and agrees to indemnify and hold harmless Ampex, each of its directors and officers and each other person, if any, who controls Ampex within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which Ampex or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state laws, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, any Violation, in each case to the extent that such Violation is based on or arises from written information furnished by the Holders to Ampex expressly for use in connection with the Registration Statement, and will reimburse Ampex, each such director, officer and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any loss, claim, damage, liability or expense, if such settlement is effected without the prior written consent of such person; but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to Ampex by such person or its affiliates or representatives expressly for use in the preparation thereof and provided, however, that such person shall not be obligated to indemnify Ampex if the information supplied by such person for use in a preliminary prospectus contains an untrue statement (or alleged untrue statement) or omission (or alleged omission) and such untrue statement (or alleged untrue statement) or omission (or alleged omission) is corrected or eliminated prior to being contained in a Final Prospectus.

               (d) Promptly after receipt by a party entitled to indemnification under this Section 5 of notice of the commencement of any action, suit, proceeding, investigation, or threat thereof in writing, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim, within 20 days after receiving notice from the

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indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 5 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

               (e) If a claim by an indemnified party for indemnification under this Section 5 is unenforceable even though the express provisions hereof provide for indemnification in such case, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 5(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to any contribution from any person who was not guilty of such fraudulent misrepresentation.

               (f) Survival. The obligations of Ampex and the Holders under this
Section 5 shall survive the completion of any offering of the Registrable Securities pursuant to the Registration Statement, and otherwise.

          6. Restrictions on Transfer of the Registrable Securities.

               (a) The Holders may only transfer, sell or distribute the Registrable Securities pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144, if such rule is available, or (iii) any other legally available exemption from registration under the Securities Act, subject to the conditions specified in this Section 6.

               (b) Each certificate for the Registrable Securities will be imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.


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               (c) In connection with the transfer of any Registrable Securities
(other than a transfer referred to in Section 6(a)(i) above), the Holders will deliver written notice to Ampex describing in reasonable detail the transfer or proposed transfer, together with an opinion, in form and content reasonably satisfactory to Ampex's counsel, of counsel to the Holders which (to Ampex's reasonable satisfaction) is knowledgeable in securities law matters, to the effect that such transfer of the Registrable Securities may be effected without registration of such Registrable Securities under the Securities Act and under any applicable state securities laws. Subject to the terms of this Section 6, Ampex will promptly upon such contemplated transfer deliver new certificates for such Registrable Securities which do not bear the legend set forth in Section 6(b) hereof upon surrender of the certificates for such Registrable Securities to Ampex.

               (d) Notwithstanding anything in this Agreement to the contrary, in the event of any registration of the Registrable Securities pursuant to this Agreement, Ampex or its transfer agent will as promptly as practicable deliver to the Holders or the Holders' designee or designees new certificates not bearing the legend set forth in this Section 6.

          7. Rule 144. At all times so long as any of the Holders hold the Registrable Securities the certificates for which bear the legend set forth in
Section 6(b) hereof, Ampex shall file reports required to be filed by it under the Exchange Act, and will take such further action as may be reasonably required to enable the Holders to sell such Registrable Securities pursuant to Rule 144.

          8. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any transferee of a Holder, but shall not confer any rights upon any other person. This Agreement may not be assigned by any party without the consent of the other party(ies).

          9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its principles of conflicts of law.

          10. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of Ampex and unless Ampex has obtained the written consent of the Holders of at least a majority of the Registrable Securities.

          11. Notices. All notices or other communications under this Agreement shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid by registered, certified or express mail, or by recognized overnight air courier service, and shall be deemed given when so delivered by hand or telecopied, or if mailed or sent by overnight courier service, on the third business day after mailing (first business day after mailing in the case of express mail or overnight courier service) to the parties at the following addresses:

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               (a) If to a Holder,  at the most  current  address  given by such
Holder to Ampex in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the transfer agent for the Class A Stock; and

               (b) If to Ampex, initially at the address of Ampex set forth in the Purchase Agreement.

          12. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          13. Miscellaneous. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


                                  [END OF TEXT]

                                        9


          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf on the date first above written.


                                   AMPEX CORPORATION


                                   By:  /s/ Edward J. Bramson
                                   --------------------------
                                   Name:  Edward J. Bramson
                                   Title: Chairman


                                   INFORMATION SUPER STATION, L.L.C.


                                   By:  /s/ Dennis J. Dunbar
                                   -------------------------
                                   Name: Dennis J. Dunbar
                                   Title: Managing Member



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